CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the inclusion in this Prospectus dated August 21, 1996 of our report dated January 22, 1996 on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

                                                  Coopers & Lybrand L.L.P.

August 21, 1996
New York, New York



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                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the inclusion in this Prospectus dated August 21, 1996 of our report dated January 22, 1996 on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

                                         /s/    Coopers & Lybrand L.L.P.

August 21, 1996
New York, New York